UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): February 18, 2005

MYLAN LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-9114 (Commission File Number)	25-1211621 (I.R.S. Employer Identification No.)

1500 Corporate Drive
Canonsburg, PA 15317
(Address of Principal Executive Offices)

(724) 514-1800
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Bylaws.

     On February 18, 2005, the Board of Directors of Mylan Laboratories Inc. (the “Company”) voted to amend Article I, Section 1.04 (“Section 1.04”) and Article II, Section 2.03 (“Section 2.03”) of the Company’s bylaws, effective immediately following the Board’s vote. Section 1.04 and Section 2.03, as amended, are collectively referred to hereunder as the “Amended Bylaws”.

     The Amended Bylaws change certain time periods relating to the notice required to be given to the Company by shareholders seeking to make director nominations or bring other business before a meeting of the Company’s shareholders. Under such bylaws as previously in effect, shareholders were required to give advance written notice to the Company not less than 120 calendar days prior to the date of the Company’s annual shareholders’ meeting; provided, however, if a public announcement of the date of the annual meeting was not made at least 75 calendar days prior to the date of the annual shareholders’ meeting, the shareholder’s advance notice submission had to be received by the Company not later than the tenth calendar day after the day on which public announcement of the date of the annual meeting was first made.

     The Amended Bylaws require that a shareholder of the Company seeking to make director nominations or bring other business before an annual meeting of the Company’s shareholders must give advance written notice to the Company not less than 120 calendar days prior to the anniversary date of the prior year’s annual meeting of shareholders; provided, however, if the annual meeting is to be held on a date which is not within 25 calendar days of such anniversary date, the shareholder’s advance notice submission must be received by the Company not later than the tenth calendar day after the day on which notice of the date of the annual meeting is mailed to shareholders or public disclosure of the date of the annual meeting is made, whichever first occurs. In the case of a special meeting of the Company’s shareholders called for the purpose of electing directors, such advance notice must be received by the Company not later than the tenth calendar day after the day on which notice of the date of the special meeting is mailed to shareholders or public disclosure of the date of the special meeting is made, whichever first occurs.

     In addition, Section 1.04, as amended, includes a requirement that any shareholder seeking to propose business at a meeting of the Company’s shareholders must provide, among other matters, a description of all arrangements or understandings between the shareholder and any other person or persons in connection with the proposal of such business by such shareholder. Section 2.03, as amended, includes a requirement that any shareholder seeking to nominate directors provide, among other matters, as to each person whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of capital shares of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

     The descriptions of the provisions of the Amended Bylaws contained in this report are qualified in their entirety by reference to the full text of the Company’s Second Amended and Restated Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

     On February 18, 2005, the Company announced that this year’s annual meeting of shareholders (the “Annual Meeting”) has been scheduled for October 28, 2005. A copy of the Company’s press release dated February 18, 2005 is attached hereto as Exhibit 99.1. In accordance with Rule 14a-5(f) under the Exchange Act, the Board has determined that proposals to be considered for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at its principal executive offices on or before March 18, 2005. In addition, in order for a shareholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by the Company at its principal executive offices on or before February 28, 2005. Proposals should be directed to the attention of the Secretary, Mylan Laboratories Inc., 1500 Corporate Drive, Canonsburg, Pennsylvania 15317.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of the registrant, as amended through February 18, 2005.

99.1	Press Release of the registrant, dated February 18, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN LABORATORIES INC.
Date: February 22, 2005	By:	/s/ Edward J. Borkowski
Edward J. Borkowski
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of the registrant, as amended through February 18, 2005.

99.1	Press Release of the registrant, dated February 18, 2005.